UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2018

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 27, 2018, Chicken Soup for the Soul Entertainment Inc. (the “Company”), its wholly-owned subsidiary Screen Media Ventures, LLC (“SMV,” and together with the Company, the “Borrower”) and certain other of its subsidiaries as “Guarantors” entered into a loan and security agreement (“Financing Agreement”) with Patriot Bank, N.A. (“Lender”).

Capitalized terms used, but not defined, in this section of Item 1.01 of this Current Report on Form 8-K (this “Report”) have the meanings ascribed to them in the Financing Agreement, a copy of which is annexed to this Report as Exhibit 10.1.

The Financing Agreement provided the Borrower with (a) a term loan in the aggregate principal amount of $5,000,000 (the “Term Loan”) and (b) a revolving line of credit in an aggregate principal amount not to exceed $2,500,000 at any time outstanding (the “Revolving Loan” and, together with the Term Loan, the “Loans”). On the closing date, Borrower made an initial draw down on the Revolving Loan of approximately $2,200,000.

The proceeds of the Loans were or will be used by the Company for working capital purposes and the refinancing of existing debt.

Subject to the terms of the Financing Agreement, the Term Loan bears interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to 5.75%. The outstanding principal amount of the Term Loan is repayable in consecutive monthly installments in equal amounts of $83,333.33 commencing on June 1, 2018 and continuing on the same date of each subsequent month thereafter during the term of the Term Loan up to and including the maturity date.

The Borrower may borrow, repay and reborrow under the Revolving Loan prior to the maturity date, subject to the terms, provisions and limitations set forth in the Financing Agreement. The outstanding principal amount of advances under the Revolving Loan may not at any time exceed $2,500,000. Subject to the terms of the Financing Agreement, the Revolving Loan bears interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Lender’s Base Rate plus 1.50%, provided, however, that such interest rate shall not be less than 6.25%. The “Lender’s Base Rate” is the Prime Rate published in The Wall Street Journal as in effect from time to time.

The note evidencing the Revolving Loan matures on May 1, 2021. The note evidencing the Term Loan matures on May 1, 2023. All outstanding principal (and interest thereon) under the Term Loan and the Revolving Loan are due and payable on the maturity date, except in certain limited circumstances.

The obligations of the Borrower under the Financing Agreement are secured by first priority security interests granted to the Lender on all of the Borrower’s and Guarantors’ tangible and intangible property, including accounts receivable and intellectual property.

The Financing Agreement provided for commitment fees that were paid at the closing by Borrower to the Lender in the amounts of $75,000 for the Term Loan and $37,500 for the Revolving Loan.

The Financing Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants, including covenants that restrict the Borrower’s ability to, among other things, create certain liens, make certain types of borrowings and engage in certain mergers, acquisitions, consolidations, asset sales and affiliate transactions. Under the Financing Agreement, Borrower is required to maintain a minimum debt service coverage ratio of 2:00 to 1.0. The Financing Agreement provides for customary events of default, including, among other things, if a dissolution, merger, consolidation, winding up or reorganization of Borrower or other Obligor occurs. The Loans may be accelerated upon the occurrence of an event of default.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 1.01 is incorporated herein by reference.

Upon obtaining the Loans under the Financing Agreement, on April 27, 2018, the Company repaid the balance of its outstanding revolving credit promissory note in favor of Trema, LLC (“Trema”), an affiliate of the Company that is owned and controlled by our Chief Executive Officer, William J. Rouhana, Jr., in the amount of approximately $1,709,000. The note in favor of Trema was then cancelled and terminated and no amounts may be further borrowed thereunder.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits:

Exhibit	Description
10.1	Form of Loan and Security Agreement, dated as of April 27, 2018, by and among CSSE and SMV, as Borrower, the subsidiaries of CSSE and SMV listed as guarantors on the signature pages thereto, as Guarantors, and Lender.
10.2	Form of Term Promissory Note, dated as of April 27, 2018, by each of CSSE and SMV, as Maker, in favor of Lender.
10.3	Form of Commercial Revolving Line of Credit Promissory Note, dated as of April 27, 2018, by each of CSSE and SMV, as Maker, in favor of Lender.
99.1	Press Release (released April 30, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2018	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer